UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 27, 2019

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 E. Swedesford Road Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code:	(610) 648-1700

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.001 par value	LPT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 27, 2019, Liberty Property Trust, a Maryland real estate investment trust (the “Company”), Leaf Holdco Company Trust, a Maryland real estate investment trust and wholly owned subsidiary of the Company (“New Liberty Holdco”) and Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Partnership” and, together with the Company and New Liberty Holdco, the “Company Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prologis, Inc., a Maryland corporation (“Prologis”), Lambda REIT Acquisition LLC, a Maryland limited liability company and wholly owned subsidiary of Prologis (“Prologis Merger Sub”), Prologis, L.P., a Delaware limited partnership (“Prologis OP”) and Lambda OP Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Prologis OP (“Prologis OP Merger Sub” and, together with Prologis, Prologis Merger Sub and Prologis OP, the “Prologis Parties”).

The Merger Agreement provides that upon the terms and subject to the conditions set forth in the Merger Agreement, (i) a newly created indirect wholly owned subsidiary of New Liberty Holdco will merge with and into the Company (the “Company Merger”) with the Company continuing as the surviving entity and as an indirect wholly owned subsidiary of New Liberty Holdco; (ii) thereafter, New Liberty Holdco will merge with and into Prologis Merger Sub (the “Topco Merger” and together with the Company Merger, the “Company Mergers”), with Prologis Merger Sub continuing as the surviving corporation and a wholly owned subsidiary of Prologis; (iii) immediately after the Topco Merger, Prologis Merger Sub will cause all of the outstanding equity interests in the Company to be contributed to Prologis OP in exchange for the issuance by Prologis OP of partnership interests in Prologis OP to other subsidiaries of Prologis; and (iv) thereafter, Prologis OP Merger Sub will merge with and into the Partnership, with the Partnership continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the “Partnership Merger” and together with the Company Merger and the Topco Merger, the “Mergers”).

The board of trustees of the Company (the “Board”) has unanimously approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

At the effective time of the Company Merger (the “Company Merger Effective Time”) each issued and outstanding common share of beneficial interest, par value $0.001 per share, of the Company (the “Company Common Shares”), will be converted into one newly issued common share of beneficial interest, par value $0.001 per share, of New Liberty Holdco (the “New Liberty Holdco Common Shares”). The Company Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

At the effective time of the Topco Merger (the “Topco Merger Effective Time”), each issued and outstanding New Liberty Holdco Common Share (other than New Liberty Holdco Common Shares owned by (i) any of the Company Parties or any of the Company’s wholly-owned subsidiaries and (ii) any of the Prologis Parties or any of their respective wholly-owned subsidiaries, which shares shall be canceled) shall automatically be converted into the right to receive 0.675 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Prologis (“Prologis Common Stock” and such consideration, the “Merger Consideration”), together with cash in lieu of fractional shares, without interest, but subject to any withholding required under applicable tax law, upon the terms and subject to the conditions set forth in the Merger Agreement. The Topco Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

At the effective time of the Company Merger (the “Company Merger Effective time”), each Company stock option, restricted stock unit award, and restricted stock award outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into an equivalent equity award relating to an equal number of New Liberty Holdco Common Shares and will otherwise be subject to all of the same terms and conditions (including per share exercise price, if applicable) that applied to such award immediately prior to the Company Merger Effective Time.

At the Topco Merger Effective Time, each outstanding restricted stock award, restricted stock unit award and stock option relating to New Liberty Holdco Common Shares will vest and be cancelled in exchange for a payment of the Merger Consideration (or a cash payment equal to the value of the Merger Consideration, in the case of an award that is payable in cash by its terms) in respect of each underlying New Liberty Holdco Common Share (reduced by the aggregate exercise price in the case of each stock option). Performance-based restricted stock unit awards will vest based on the actual level of achievement of the applicable performance goals through the day immediately prior to the Topco Merger Effective Time (or, in the case of awards granted in 2017, if the Merger occurs on or after January 1, 2020, based on actual performance during the completed performance period).

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (a) the general partner interests in the Partnership as of immediately prior to the Partnership Merger Effective Time shall remain the general partnership interests in the Partnership, (b) each limited partnership interest of the Partnership (“Partnership Common OP Units”) that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall be automatically converted into new validly issued common limited partnership interests in Prologis OP (“New Common OP Units”) in an amount equal to the Exchange Ratio (the “Partnership Merger Common Consideration”), and each holder of Partnership Common OP Units shall be admitted as a limited partner of Prologis OP in accordance with the terms of Prologis OP’s partnership agreement, and (c) each of the partnership interests in the Partnership designated as “6.25% Series I-2 Cumulative Redeemable Preferred Partnership Interest” under the partnership agreement of the Partnership (the “Partnership Preferred OP Units”) that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into one new validly issued limited partnership interest of Prologis OP to be designated as “6.25% Class B Cumulative Redeemable Preferred Partnership Unit” (or another designation selected by Prologis) with substantially the same terms and rights as the Partnership Preferred OP Units immediately prior to the Partnership Merger (the “Partnership Merger Preferred Consideration”), and each holder of Partnership Preferred OP Units shall be admitted as a limited partner of Prologis OP in accordance with the terms of Prologis OP’s partnership agreement. Prior to the closing of the Mergers, Prologis, as general partner of Prologis OP, shall cause the Prologis OP partnership agreement to be amended to create and authorize such New Preferred OP Units.

The consummation of the Mergers is subject to certain closing conditions, including (a) the approval of the Company Mergers by the holders of two-thirds of the outstanding Company Common Shares, (b) the absence of any temporary restraining order, injunction or other legal order, and law being enacted, which would have the effect of making illegal or otherwise prohibiting the consummation of the Mergers, (c) the Form S-4 to be filed by Prologis in connection with Prologis Common Stock to be issued in the Topco Merger being declared effective, (d) the shares of Prologis Common Stock to be issued in the Topco Merger will have been approved for listing on the New York Stock Exchange, (e) the receipt of certain legal opinions by Prologis and the Company and (f) other customary conditions specified in the Merger Agreement.

The Merger Agreement contains customary representations, warranties, agreements and covenants, including covenants providing that each of the Prologis Parties and the Company Parties will conduct their respective businesses in all material respects in the ordinary course, consistent with past practice, during the period between the execution of the Merger Agreement and the earlier of the Topco Merger Effective Time or the termination of the Merger Agreement. Specifically, neither the Company, New Liberty Holdco nor the Partnership can take certain specified actions without Prologis’s prior written consent (not to be unreasonably withheld, delayed or conditioned), including, among other things (subject to certain exceptions), (a) paying any dividends or issuing any shares, (b) making any loans or incurring any indebtedness, (c) settling certain litigation, (d) making capital expenditures not in accordance with the Company’s capital expenditure plan, or (e) taking any action, or failing to take any action, that would reasonably be expected to cause (i) the Company or New Liberty Holdco to fail to qualify as a REIT or (ii) any Company subsidiary to cease to be treated as a partnership or disregarded entity for federal income tax purposes or a qualified REIT subsidiary, taxable REIT subsidiary or a REIT.

Each of Prologis and the Company has agreed not to make, declare or set aside any dividend or other distribution to its respective stockholders or shareholders without the prior written consent of the other party, except that upon written notice to the other party, (a) the Company may authorize and pay (i) quarterly distributions at a rate not in excess of $0.41 per share per quarter and (ii) the regular distributions that are required to be made in respect of the Partnership Common OP Units in connection with any dividends paid on the Company Common Shares and Partnership Preferred OP Units in accordance with the terms of the partnership agreement of the Partnership and (b) Prologis may authorize and pay (i) quarterly distributions at a rate not in excess of $0.53 per share per quarter (provided that Prologis’ board of directors shall be permitted to increase such quarterly dividend without the Company’s consent by no more than 15% and to declare and pay such increased quarterly dividend) and (ii) the regular distributions that are required to be made in respect of the common limited partnership interests in Prologis OP in connection with any dividends paid on the Prologis Common Stock and dividends required to be made in respect of the limited partnership interests in Prologis OP designated as “Series Q Preferred Partnership Units” under Prologis OP’s partnership agreement.

The Company has agreed not to (a) solicit proposals relating to certain alternative transactions, (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, (c) approve or enter into any agreements providing for any such alternative transaction, subject to certain exceptions to permit members of the Board to comply with their duties as trustees under applicable law, or (d) propose or agree to do any of the foregoing. Notwithstanding these “no-shop” restrictions, prior to obtaining the Company shareholder approval, under specified circumstances the Board may change its recommendation of the transaction, and the Company may also terminate the Merger Agreement to accept a superior proposal upon payment of the termination fee described below.

The Merger Agreement may be terminated under certain circumstances, including by either Prologis or the Company if the Mergers have not been consummated on or before 5:00 p.m. (New York time) on June 1, 2020, if a final and non-appealable order is entered enjoining or otherwise prohibiting the Mergers, or if the Company shareholders shall have voted at the special meeting held to consider the approval of the Company Mergers and the Company Mergers are not approved.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Prologis a termination fee of $325 million or reimburse Prologis’s transaction expenses up to an amount equal to $15 million. However, the termination fee payable by the Company to Prologis will be $150 million if the Merger Agreement is terminated before the end of the “Window Period End Time” by (a) the Company in order for the Company to accept a superior proposal from a “Qualified Bidder” or (b) Prologis because the Board changed its recommendation that the Company shareholders approve the Company Mergers as the result of a superior proposal from a “Qualified Bidder.” Under the terms of the Merger Agreement, a “Qualified Bidder” is a bidder that shall have delivered an acquisition proposal on or prior to 11:59 p.m. (New York time) on November 26, 2019 with respect to which, on or prior to such date, the Board concluded in good faith (after consultation with its outside legal counsel and its financial advisors) either constituted or would reasonably be expected to lead to a superior proposal (provided that such bidder will cease to be a “Qualified Bidder” if its acquisition proposal is withdrawn, terminates or expires after November 26, 2019). In addition, the term “Window Period End Time” in the Merger Agreement means, with respect to a Qualified Bidder, the later of (a) 11:59 p.m. (New York time) on December 11, 2019 and (b) 11:59 p.m. (New York time) on the first (1st) business day after the end of a required notice period with respect to a superior proposal by such Qualified Bidder provided that such notice period (as may be extended) began on or prior to 11:59 p.m. (New York Time) December 11, 2019.

The foregoing summary of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Partnership, New Liberty Holdco, Prologis, Prologis OP or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made by the parties), may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or the Partnership’s or Prologis’s or Prologis OP’s public disclosures.

A copy of the October 27, 2019 joint press release by Prologis and the Company announcing these matters is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2019, in connection with the proposed merger, the Company’s Senior Officer Severance Plan (the “SOSP”) was amended and restated. Among other things, the amendments to the SOSP:

•	expand the definition of Good Reason (as defined in the SOSP) such that the participant will have Good Reason to terminate employment in connection with a Change of Control (as defined the SOSP) and receive severance, if the participant’s annual total target compensation (including base salary, annual incentive and long-term incentive, rather than only base salary, as provided by the SOSP prior to the amendment and restatement) is materially reduced;
•	provide that upon a qualifying termination under the SOSP, the participant’s performance-based RSUs will vest based on actual performance as of the date of the change of control, rather than based on target performance, as provided by the SOSP prior to the amendment and restatement; and
•	provide that severance benefits are subject to any clawback or recoupment policy required by applicable law or as approved by the Board or Compensation Committee prior to the Change of Control; prior to the amendment and restatement, severance benefits were subject to any clawback or recoupment policy required by the Dodd-Frank Act or as approved by the Board or Compensation Committee at any time.

Also on October 27, 2019, the Board approved the payment of 2019 annual cash incentives at the maximum level of performance; the 2019 annual cash incentives for senior officers will be paid in December 2019.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2019, in accordance with the terms of the Merger Agreement, the Board adopted an amendment to the Company’s First Amended and Restated Bylaws (the “Bylaws”). The amendment to Article XV, Exemption From Control Share Acquisition Act, of the Bylaws was adopted in order to opt out of the Maryland Control Share Acquisition Act with respect to the transactions contemplated by the Merger Agreement.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

On October 27, 2019, in connection with the proposed Merger and pursuant to the terms of the Merger Agreement, the Board approved the suspension of the Company’s dividend reinvestment and share repurchase plan.

Also on October 27, 2019, the Company sent various email communications to its employees with information with respect to the Merger Agreement. Copies of those communications are attached as Exhibit 99.2 and Exhibit 99.3 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of, dated as of October 27, 2019, by and among Prologis Inc., Prologis L.P., Lambda REIT Acquisition LLC, Lambda OP Acquisition LLC, Liberty Property Trust, Liberty Property Limited Partnership and Leaf Holdco Property Trust (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.
3.1	Amendment to First Amended and Restated Bylaws of Liberty Property Trust.
10.1	Senior Officer Severance Plan, as amended and restated as of October 27, 2019.
99.1	Press Release by Parent and the Company, dated October 27, 2019.
99.2	Email to the Company’s US Employees, distributed by the Company on October 27, 2019.
99.3	Email to the Company’s UK Employees, distributed by the Company on October 27, 2019.
99.4	Email to the Company’s investors, distributed by the Company on October 27, 2019.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

ADDITIONAL INFORMATION

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Prologis, Inc. will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a document that serves as a prospectus of Prologis, Inc. and a proxy statement of Liberty Property Trust (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Liberty Property Trust’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Prologis, Inc. or Liberty Property Trust. The documents filed by Prologis, Inc. with the SEC may be obtained free of charge at the Investor Relations section of Prologis, Inc.’s website at www.ir.prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis, Inc. by requesting them from Investor Relations by mail at Pier 1, Bay 1 San Francisco, CA 94111 or by telephone at 415-394-9000. The documents filed by Liberty Property Trust with the SEC may be obtained free of charge at Liberty Property Trust’s website at the Investor Relations section of http://ir.libertyproperty.com/sec-filings or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Liberty Property Trust by requesting them from Investor Relations by mail at 650 East Swedesford Road, Suite 400, Wayne, PA 19087, or by telephone at 610.648.1704.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

Liberty Property Trust and Prologis, Inc. and their respective trustees, directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Liberty Property Trust’s trustees and executive officers is available in Liberty Property Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its proxy statement dated April 26, 2019, for its 2019 Annual Meeting of Shareholders. Information about Prologis’s directors and executive officers is available in Prologis’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its proxy statement dated March 22, 2019, for its 2019 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Liberty Property Trust or Prologis, Inc. as indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ Shawn Neuman
	Name:	Shawn Neuman
	Title:	Secretary and General Counsel

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole
General Partner

By:	/s/ Shawn Neuman
	Name:	Shawn Neuman
	Title:	Secretary and General Counsel

Dated: October 28, 2019